                                                                Exhibit 24.2

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ann O. Baskins and Charles N. Charnas, and each of them individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign the registration statement filed herewith and any or all amendments to said registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute, may lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, on April 30, 2002 this registration statement has been signed by the following persons in the capacities indicated:

                SIGNATURE                                                  TITLE
---------------------------------------------         --------------------------------------------------------
/s/ Philip M. Condit
---------------------------------------------         Director
Philip M. Condit

/s/ Dr. George A. Keyworth II
---------------------------------------------         Director
Dr. George A. Keyworth II